Exhibit 99.1

Filed by PacWest Bancorp pursuant to Rule 425
under the Securities Act of 1933 and deemed
filed pursuant to Rule 14a-12 under the Securities Act of 1934
Subject Company: CU Bancorp
Commission File No.: 001-35683

PRESS RELEASE

PacWest Bancorp
(Nasdaq: PACW)

Contact:	Donald D. Destino
Executive Vice President
Corporate Development and Investor Relations
Phone:	310-887-8521

FOR IMMEDIATE RELEASE	October 17, 2017

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER 2017

Highlights

•                  Net Earnings of $101.5 Million, or $0.84 Per Diluted Share

•                  New Loan and Lease Production of $1.0 Billion

•                  Core Deposits Increase of $314 Million and Represent 81% of Total Deposits

•                  Tax Equivalent Net Interest Margin of 5.08%

•                  All Approvals Received for CUB Acquisition; Expected to Close October 20

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the third quarter of 2017 of $101.5 million, or $0.84 per diluted share, compared to net earnings for the second quarter of 2017 of $93.6 million, or $0.77 per diluted share. The increase in net earnings from the prior quarter was primarily due to lower income tax expense partially offset by lower noninterest income and a higher provision for credit losses. Income tax expense for the third quarter was lower due to a $13.6 million reversal of a valuation allowance related to tax credits which, based on our latest analysis, are more likely than not to be utilized before they expire.

Matt Wagner, President and CEO, commented, “We delivered solid performance in the third quarter and continue to demonstrate our earning power. Our strong third quarter results produced a return on assets of 1.82% and a return on tangible equity of 16.85%.”

Mr. Wagner continued, “All required approvals have been received and we look forward to closing the CU Bancorp acquisition this week. We are excited about the exceptional core deposit franchise and opportunities for increased operating efficiencies provided by this transaction.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,		September 30,
Financial Highlights	2017	2017	Change	2017	2016	Change
	(Dollars in thousands, except per share data)
Net earnings	$101,466	$93,647	$7,819	$273,781	$266,519	$7,262
Diluted earnings per share	$0.84	$0.77	$0.07	$2.26	$2.19	$0.07
Return on average assets	1.82%	1.71%	0.11	1.67%	1.69%	(0.02)
Return on average tangible equity (1)	16.85%	16.06%	0.79	15.63%	15.74%	(0.11)

Net interest margin (tax equivalent)	5.08%	5.21%	(0.13)	5.15%	5.37%	(0.22)
Efficiency ratio	40.4%	40.3%	0.1	40.7%	39.7%	1.0

Total assets	$22,242,932	$22,246,877	$(3,945)	$22,242,932	$21,315,291	$927,641
Loans and leases held for investment, net of deferred fees	$15,690,517	$15,543,457	$147,060	$15,690,517	$14,742,846	$947,671
Noninterest-bearing deposits	$6,911,874	$6,701,039	$210,835	$6,911,874	$6,521,946	$389,928
Core deposits	$13,531,300	$13,217,574	$313,726	$13,531,300	$12,010,639	$1,520,661
Total deposits	$16,773,245	$16,874,977	$(101,732)	$16,773,245	$15,645,668	$1,127,577

Noninterest-bearing deposits as percentage of total deposits	41%	40%	1	41%	42%	(1)
Core deposits as percentage of total deposits	81%	78%	3	81%	77%	4

Equity to assets ratio	20.73%	20.50%	0.23	20.73%	21.31%	(0.58)
Tangible common equity ratio (1)	12.02%	11.75%	0.27	12.02%	12.19%	(0.17)
Book value per share	$37.96	$37.55	$0.41	$37.96	$37.29	$0.67
Tangible book value per share (1)	$19.84	$19.40	$0.44	$19.84	$19.12	$0.72

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $0.8 million to $241.7 million for the third quarter of 2017 compared to $242.5 million for the second quarter of 2017 due mainly to interest expense growth exceeding interest income growth for the quarter. The loan and lease yield was 6.01% for the third quarter of 2017 compared to 6.07% for the second quarter of 2017.  The decrease in the loan and lease yield was principally due to the decrease in discount accretion on acquired loans and lower loan fee income.  Total discount accretion on acquired loans was $5.5 million in the third quarter of 2017 compared to $7.5 million in the second quarter of 2017.

The tax equivalent NIM was 5.08% for the third quarter of 2017 compared to 5.21% for the second quarter of 2017.  The decrease in the NIM was mostly due to the decrease in discount accretion on acquired loans and loan fee income and a higher cost of average interest-bearing liabilities. Total discount accretion on acquired loans contributed 11 basis points to the NIM for the third quarter of 2017 and 16 basis points for the second quarter of 2017.

The cost of average total deposits increased to 0.31% for the third quarter of 2017 from 0.25% for the second quarter of 2017 due to higher rates paid for non-core deposits and select large-balance deposit customers.

Noninterest Income

Noninterest income decreased by $3.9 million to $31.4 million for the third quarter of 2017 compared to $35.3 million for the second quarter of 2017 due mainly to a $3.3 million decrease in leased equipment income due to lower gains on early lease terminations and a $1.9 million decrease in other income as the second quarter included a BOLI death benefit and higher recoveries from third parties, offset by an increase in gain on sale of loans and leases of $2.2 million.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2017	2017	(Decrease)
	(In thousands)
Service charges on deposit accounts	$3,465	$3,510	$(45)
Other commissions and fees	9,944	10,583	(639)
Leased equipment income	8,332	11,635	(3,303)
Gain on sale of loans and leases	2,848	649	2,199
Gain on sale of securities	1,236	1,651	(415)
Other income:
Dividends and realized gains on equity investments	1,845	1,587	258
Warrant income	731	815	(84)
Other	2,981	4,852	(1,871)
Total noninterest income	$31,382	$35,282	$(3,900)

Noninterest Expense

Noninterest expense increased by $0.8 million to $118.5 million for the third quarter of 2017 compared to $117.7 million for the second quarter of 2017 due mostly to a $2.3 million increase in foreclosed assets expense offset by decreases in several expense categories. The increase in foreclosed assets expense was due to a write-down of $2.1 million on foreclosed property.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2017	2017	(Decrease)
		(In thousands)
Compensation	$64,413	$65,288	$(875)
Occupancy	12,729	11,811	918
Data processing	6,459	6,337	122
Other professional services	4,213	3,976	237
Insurance and assessments	4,702	4,856	(154)
Intangible asset amortization	3,049	3,065	(16)
Leased equipment depreciation	4,862	5,232	(370)
Foreclosed assets expense (income), net	2,191	(157)	2,348
Acquisition, integration and reorganization costs	1,450	1,700	(250)
Loan expense	3,421	3,884	(463)
Other	11,053	11,715	(662)
Total noninterest expense	$118,542	$117,707	$835

Income Taxes

The overall effective income tax rate was 27.2% for the third quarter of 2017 and 37.0% for the second quarter of 2017.  The effective rate for the third quarter was lower due to the $13.6 million reversal of a valuation allowance related to tax credits which, based on our latest analysis, are more likely than not to be utilized before they expire. The estimated effective tax rate for the full year 2017 is approximately 35%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases held for investment, net of deferred fees, increased by $147.1 million in the third quarter to $15.7 billion at September 30, 2017.  The net increase was driven mainly by third quarter new production of $1.0 billion and disbursements of $722.8 million, offset partially by payoffs of $903.4 million and paydowns of $637.7 million.

The following table presents a roll forward of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended
Loans and Leases	September 30,	June 30,
Held for Investment Roll Forward (1)	2017	2017
	(Dollars in thousands)
Balance, beginning of period	$15,543,457	$15,556,689
New production	1,002,887	1,077,929
Existing loans and leases:
Payoffs	(903,395)	(956,322)
Paydowns	(637,674)	(587,000)
Disbursements	722,777	700,207
Sales (2)	(31,528)	(45,976)
Transfers to foreclosed assets	—	(502)
Charge-offs	(6,007)	(26,410)
Transfers to loans held for sale	—	(175,158)
Balance, end of period	$15,690,517	$15,543,457

Weighted average rate on new production	5.04%	4.93%

(1)         Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)         Sales for the three months ended September 30, 2017 exclude sales of loans that were classified as loans held for sale at June 30, 2017.

The following table presents the composition of loans and leases held for investment, net of deferred fees, as of the dates indicated:

	September 30,	June 30,	March 31,	September 30,
Loan and Lease Portfolio	2017	2017	2017	2016
	(In thousands)
Real estate mortgage:
Commercial	$4,338,933	$4,418,463	$4,420,923	$4,327,565
Residential	1,850,324	1,719,269	1,554,946	1,242,254
Total real estate mortgage	6,189,257	6,137,732	5,975,869	5,569,819
Real estate construction and land:
Commercial	680,950	691,828	668,510	510,831
Residential	568,273	473,282	442,051	323,104
Total real estate construction and land	1,249,223	1,165,110	1,110,561	833,935
Total real estate	7,438,480	7,302,842	7,086,430	6,403,754
Commercial:
Cash flow	2,734,454	2,834,966	3,138,196	3,071,606
Asset-based	2,577,470	2,392,203	2,391,161	2,573,437
Venture capital	1,959,489	2,001,427	1,934,949	1,766,509
Equipment finance	594,473	613,550	623,237	670,783
Total commercial	7,865,886	7,842,146	8,087,543	8,082,335
Consumer	386,151	398,469	382,716	256,757
Total loans and leases held for investment, net of deferred fees (1)	$15,690,517	$15,543,457	$15,556,689	$14,742,846

Total unfunded loan commitments	$5,037,084	$4,926,743	$4,497,373	$4,156,147

(1) Excludes loans held for sale carried at lower of cost or fair value at June 30, 2017.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	September 30,
Deposit Category	2017	2017	2017	2016
	(Dollars in thousands)
Noninterest-bearing demand deposits	$6,911,874	$6,701,039	$6,789,808	$6,521,946
Interest checking deposits	1,957,485	1,762,016	1,509,902	1,184,350
Money market deposits	3,967,224	4,033,471	3,758,962	3,532,050
Savings deposits	694,717	721,048	710,401	772,293
Total core deposits	13,531,300	13,217,574	12,769,073	12,010,639
Non-core non-maturity deposits	1,118,694	1,329,324	1,154,070	1,082,114
Total non-maturity deposits	14,649,994	14,546,898	13,923,143	13,092,753
Time deposits $250,000 and under	1,770,439	1,940,872	1,998,597	2,091,747
Time deposits over $250,000	352,812	387,207	409,268	461,168
Total time deposits	2,123,251	2,328,079	2,407,865	2,552,915
Total deposits	$16,773,245	$16,874,977	$16,331,008	$15,645,668

Noninterest-bearing demand deposits as percentage of total deposits	41%	40%	42%	42%
Core deposits as percentage of total deposits	81%	78%	78%	77%

At September 30, 2017, core deposits totaled $13.5 billion, or 81% of total deposits, including $6.9 billion of noninterest-bearing demand deposits, or 41% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at September 30, 2017 were $1.9 billion, of which $1.6 billion was managed by S1AM.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $15.1 million was recorded in the third quarter of 2017 compared to $11.5 million in the second quarter of 2017.  The third quarter provision consisted of $15.5 million for non-purchased credit impaired (“Non-PCI”) loans and leases and a $0.4 million negative provision for PCI loans; this compares to a provision of $12.5 million and a negative provision of $1.0 million, respectively, for the second quarter of 2017.  The higher provision for the third quarter of 2017 was due mainly to loan risk rating downgrades combined with net portfolio growth.  The allowance for Non-PCI credit losses to Non-PCI loans and leases held for investment coverage ratio was 1.11% and 1.02% at September 30, 2017 and June 30, 2017.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended September 30, 2017
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
			(In thousands)
Beginning balance	$138,879	$20,263	$159,142	$7,079	$166,221
Charge-offs	(5,928)	—	(5,928)	(79)	(6,007)
Recoveries	4,865	—	4,865	217	5,082
Net charge-offs	(1,063)	—	(1,063)	138	(925)
Provision	14,954	546	15,500	(381)	15,119
Ending balance	$152,770	$20,809	$173,579	$6,836	$180,415

	Three Months Ended June 30, 2017
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
			(In thousands)
Beginning balance	$149,826	$17,763	$167,589	$11,481	$179,070
Charge-offs	(22,951)	—	(22,951)	(3,459)	(26,410)
Recoveries	2,004	—	2,004	58	2,062
Net charge-offs	(20,947)	—	(20,947)	(3,401)	(24,348)
Provision	10,000	2,500	12,500	(1,001)	11,499
Ending balance	$138,879	$20,263	$159,142	$7,079	$166,221

The gross charge-offs for the third quarter of 2017 included $3.4 million for venture capital loans. Recoveries for the quarter included $2.6 million related to venture capital loans previously charged off in 2017. The annualized ratio of total net charge-offs to total average loans was 0.02% for the quarter ended September 30, 2017 and 0.40% for the nine months ended September 30, 2017.

CREDIT QUALITY

The following table presents Non-PCI loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,	Increase
Non-PCI Credit Quality Metrics	2017	2017	(Decrease)
	(Dollars in thousands)
Nonaccrual loans and leases held for investment (1)	$157,697	$172,576	$(14,879)
Classified loans and leases held for investment (1)	344,777	339,977	4,800
Performing troubled debt restructured loans held for investment	56,552	55,910	642
Allowance for credit losses	173,579	159,142	14,437
Net charge-offs (for the quarter)	1,063	20,947	(19,884)
Provision for credit losses (for the quarter)	15,500	12,500	3,000
Allowance for credit losses to loans and leases held for investment	1.11%	1.02%
Allowance for credit losses to nonaccrual loans and leases held for investment	110.1%	92.2%
Nonaccrual loans and leases held for investment to loans and leases held for investment	1.00%	1.11%
Nonperforming assets to loans and leases held for investment and foreclosed assets	1.08%	1.20%
Classified loans and leases held for investment to loans and leases held for investment	2.20%	2.19%

(1) Excludes loans held for sale carried at lower of cost or fair value at June 30, 2017.

The following table presents Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Non-PCI Nonaccrual Loans and Leases				Non-PCI Accruing and
	September 30, 2017		June 30, 2017		30-89 Days Past Due
		% of		% of	September 30,	June 30,
		Loan		Loan	2017	2017
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$63,096	1.5%	$65,599	1.5%	$1,446	$3,734
Residential	3,186	0.2%	5,229	0.3%	282	46
Total real estate mortgage	66,282	1.1%	70,828	1.2%	1,728	3,780
Real estate construction and land:
Commercial	—	0.0%	—	0.0%	—	—
Residential	—	0.0%	—	0.0%	—	—
Total real estate construction and land	—	0.0%	—	0.0%	—	—
Commercial:
Cash flow	33,514	1.2%	43,169	1.5%	72	201
Asset-based	3,977	0.2%	1,718	0.1%	—	—
Venture capital	22,686	1.2%	25,278	1.3%	2,720	23,171
Equipment finance	30,942	5.2%	31,111	5.1%	—	—
Total commercial	91,119	1.2%	101,276	1.3%	2,792	23,372
Consumer	296	0.1%	472	0.1%	286	—
Total held for investment (1)	$157,697	1.0%	$172,576	1.1%	$4,806	$27,152

(1) Excludes loans held for sale carried at lower of cost or fair value at June 30, 2017.

The following table presents nonperforming assets as of the dates indicated:

	September 30,	June 30,	Increase
Nonperforming Assets	2017	2017	(Decrease)
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases held for investment (1)	$157,697	$172,576	$(14,879)
Nonaccrual PCI loans held for investment	1,761	1,980	(219)
Total nonaccrual loans and leases	159,458	174,556	(15,098)
Foreclosed assets, net	11,630	13,278	(1,648)
Total nonperforming assets	$171,088	$187,834	$(16,746)

Nonaccrual loans and leases held for investment to loans and leases held for investment	1.01%	1.12%
Nonperforming assets to loans and leases held for investment and foreclosed assets	1.09%	1.20%

(1) Excludes loans held for sale carried at lower of cost or fair value at June 30, 2017.

CU BANCORP MERGER ANNOUNCEMENT

On April 6, 2017, PacWest announced the signing of a definitive agreement and plan of merger (the “Agreement”) whereby PacWest will acquire CU Bancorp (“CUB”) in a transaction valued at approximately $705 million as of the announcement date.

CUB, headquartered in Los Angeles, California, is the parent of California United Bank (“CU Bank”), a California state-chartered non-member bank, with approximately $3.0 billion in assets and nine branches located in Los Angeles, Orange, Ventura, and San Bernardino counties at June 30, 2017. In connection with the acquisition, CU Bank will be merged into Pacific Western Bank, the principal operating subsidiary of PacWest.

The acquisition, which has been approved by the PacWest and CUB boards of directors and bank regulatory authorities, is expected to close on October 20, 2017.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $22 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina. We provide commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  We offer additional products and services through our CapitalSource and Square 1 Bank divisions. Our CapitalSource Division provides cash flow, asset-based, equipment and real estate loans and treasury management services to established middle market businesses on a national basis.  Our Square 1 Bank Division offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results and metrics and including statements about our expectations regarding our pending merger between the Company and CUB. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. These risks and uncertainties include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; the impact of changes in interest rates or levels of market activity, especially on our loan and investment portfolios; deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business (including the levels of IPOs and M&A activities); changes in credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and leases losses; our ability to attract deposits and other sources of funding or liquidity; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; the Company’s ability to complete the pending CUB acquisition, or any future acquisition, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected timeframes or at all; and our success at managing the risks involved in the foregoing items and all other factors set forth in the Company’s public reports, including the Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document.

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	December 31,
	2017	2017	2016
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$147,579	$180,330	$337,965
Interest-earning deposits in financial institutions	122,439	107,150	81,705
Total cash and cash equivalents	270,018	287,480	419,670

Securities available-for-sale, at estimated fair value	3,532,230	3,474,560	3,223,830
Federal Home Loan Bank stock, at cost	17,250	22,059	21,870
Total investment securities	3,549,480	3,496,619	3,245,700

Loans held for sale	—	175,158	—

Non-PCI loans and leases	15,693,776	15,536,735	15,412,092
PCI loans	62,509	72,445	108,445
Total gross loans and leases held for investment	15,756,285	15,609,180	15,520,537
Deferred fees, net	(65,768)	(65,723)	(64,583)
Total loans and leases held for investment, net of deferred fees	15,690,517	15,543,457	15,455,954
Allowance for loan and lease losses	(159,606)	(145,958)	(157,238)
Total loans and leases held for investment, net	15,530,911	15,397,499	15,298,716

Equipment leased to others under operating leases	233,866	203,212	229,905
Premises and equipment, net	28,910	29,108	38,594
Foreclosed assets, net	11,630	13,278	12,976
Deferred tax asset, net	65,321	70,354	94,112
Goodwill	2,173,949	2,173,949	2,173,949
Core deposit and customer relationship intangibles, net	27,188	30,237	36,366
Other assets	351,659	369,983	319,779
Total assets	$22,242,932	$22,246,877	$21,869,767

LIABILITIES:
Noninterest-bearing deposits	$6,911,874	$6,701,039	$6,659,016
Interest-bearing deposits	9,861,371	10,173,938	9,211,595
Total deposits	16,773,245	16,874,977	15,870,611
Borrowings	250,399	217,454	905,812
Subordinated debentures	448,126	445,743	440,744
Accrued interest payable and other liabilities	160,494	148,798	173,545
Total liabilities	17,632,264	17,686,972	17,390,712
STOCKHOLDERS’ EQUITY (1)	4,610,668	4,559,905	4,479,055
Total liabilities and stockholders’ equity	$22,242,932	$22,246,877	$21,869,767

Book value per share	$37.96	$37.55	$36.93
Tangible book value per share (2)	$19.84	$19.40	$18.71
Shares outstanding	121,449,794	121,448,321	121,283,669

(1) Includes net unrealized gain on securities available-for-sale, net	$33,613	$29,729	$5,982
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Nine Months Ended September 30,
	September 30,	June 30,	September 30,
	2017	2017	2016	2017	2016
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$235,666	$234,618	$225,370	$694,462	$686,071
Investment securities	24,762	24,689	22,187	72,490	67,154
Deposits in financial institutions	538	237	298	967	914
Total interest income	260,966	259,544	247,855	767,919	754,139

Interest expense:
Deposits	13,071	10,205	7,247	31,653	24,143
Borrowings	188	1,066	695	2,272	1,628
Subordinated debentures	6,017	5,800	5,278	17,379	15,382
Total interest expense	19,276	17,071	13,220	51,304	41,153

Net interest income	241,690	242,473	234,635	716,615	712,986
Provision for credit losses	15,119	11,499	8,471	51,346	42,514
Net interest income after provision for credit losses	226,571	230,974	226,164	665,269	670,472

Noninterest income:
Service charges on deposit accounts	3,465	3,510	3,488	10,733	10,977
Other commissions and fees	9,944	10,583	12,528	30,917	35,090
Leased equipment income	8,332	11,635	8,538	29,442	25,305
Gain on sale of loans and leases	2,848	649	157	4,209	790
Gain on sale of securities	1,236	1,651	382	2,788	8,970
FDIC loss sharing expense, net	—	—	—	—	(8,917)
Other income	5,557	7,254	1,827	23,689	11,365
Total noninterest income	31,382	35,282	26,920	101,778	83,580

Noninterest expense:
Compensation	64,413	65,288	62,661	194,581	185,900
Occupancy	12,729	11,811	12,010	36,148	36,835
Data processing	6,459	6,337	6,234	19,811	17,782
Other professional services	4,213	3,976	4,625	11,567	11,598
Insurance and assessments	4,702	4,856	4,324	14,349	14,240
Intangible asset amortization	3,049	3,065	4,224	9,178	13,341
Leased equipment depreciation	4,862	5,232	5,298	15,719	15,608
Foreclosed assets expense (income), net	2,191	(157)	(248)	2,177	(812)
Acquisition, integration and reorganization costs	1,450	1,700	—	3,650	200
Loan expense	3,421	3,884	1,931	10,692	6,231
Other expense	11,053	11,715	9,651	34,921	30,556
Total noninterest expense	118,542	117,707	110,710	352,793	331,479

Earnings before income taxes	139,411	148,549	142,374	414,254	422,573
Income tax expense	(37,945)	(54,902)	(48,479)	(140,473)	(156,054)
Net earnings	$101,466	$93,647	$93,895	$273,781	$266,519

Basic and diluted earnings per share	$0.84	$0.77	$0.77	$2.26	$2.19

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$101,466	$93,647	$93,895	$273,781	$266,519
Less: earnings allocated to unvested restricted stock (1)	(1,149)	(1,080)	(1,048)	(3,239)	(2,983)
Net earnings allocated to common shares	$100,317	$92,567	$92,847	$270,542	$263,536

Weighted-average basic shares and unvested restricted stock outstanding	121,447	121,422	121,818	121,405	121,739
Less: weighted-average unvested restricted stock outstanding	(1,394)	(1,455)	(1,401)	(1,450)	(1,425)
Weighted-average basic shares outstanding	120,053	119,967	120,417	119,955	120,314

Basic earnings per share	$0.84	$0.77	$0.77	$2.26	$2.19

Diluted Earnings Per Share:
Net earnings allocated to common shares	$100,317	$92,567	$92,847	$270,542	$263,536

Weighted-average basic shares outstanding	120,053	119,967	120,417	119,955	120,314

Diluted earnings per share	$0.84	$0.77	$0.77	$2.26	$2.19

(1)    Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$60,126	$3,308	21.83%	$68,759	$4,643	27.08%	$117,781	$5,868	19.82%
Non-PCI loans and leases	15,514,904	232,510	5.95%	15,429,162	229,975	5.98%	14,417,170	219,502	6.06%
Total loans and leases (1)	15,575,030	235,818	6.01%	15,497,921	234,618	6.07%	14,534,951	225,370	6.17%
Investment securities (2)	3,510,956	29,495	3.33%	3,436,785	29,538	3.45%	3,338,209	27,025	3.22%
Deposits in financial institutions	171,455	538	1.24%	96,087	237	0.99%	238,425	298	0.50%
Total interest-earning assets	19,257,441	265,851	5.48%	19,030,793	264,393	5.57%	18,111,585	252,693	5.55%
Other assets	2,880,433			2,905,809			2,960,468
Total assets	$22,137,874			$21,936,602			$21,072,053

Liabilities and Stockholders’ Equity:
Interest checking	$2,146,125	2,960	0.55%	$1,709,699	1,697	0.40%	$1,161,931	604	0.21%
Money market	4,914,803	6,307	0.51%	4,907,865	4,993	0.41%	4,514,525	3,303	0.29%
Savings	707,367	289	0.16%	708,389	296	0.17%	764,415	341	0.18%
Time	2,256,259	3,515	0.62%	2,366,399	3,219	0.55%	2,666,434	2,999	0.45%
Total interest-bearing deposits	10,024,554	13,071	0.52%	9,692,352	10,205	0.42%	9,107,305	7,247	0.32%
Borrowings	61,071	188	1.22%	457,774	1,066	0.93%	583,982	695	0.47%
Subordinated debentures	447,012	6,017	5.34%	443,756	5,800	5.24%	439,970	5,278	4.77%
Total interest-bearing liabilities	10,532,637	19,276	0.73%	10,593,882	17,071	0.65%	10,131,257	13,220	0.52%
Noninterest-bearing demand deposits	6,858,816			6,646,349			6,274,294
Other liabilities	153,932			151,095			135,801
Total liabilities	17,545,385			17,391,326			16,541,352
Stockholders’ equity	4,592,489			4,545,276			4,530,701
Total liabilities and stockholders’ equity	$22,137,874			$21,936,602			$21,072,053
Net interest income (3)		$246,575			$247,322			$239,473
Net interest spread (3)			4.75%			4.92%			5.03%
Net interest margin (3)			5.08%			5.21%			5.26%

Total deposits (4)	$16,883,370	$13,071	0.31%	$16,338,701	$10,205	0.25%	$15,381,599	$7,247	0.19%
Funding sources (5)	$17,391,453	$19,276	0.44%	$17,240,231	$17,071	0.40%	$16,405,551	$13,220	0.32%

(1) Starting with the third quarter of 2017, includes tax-equivalent adjustments related to tax-exempt interest on loans.

(2) Includes tax-equivalent adjustments of $4.7 million, $4.8 million, and $4.8 million for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016 related to tax-exempt income on municipal securities.  The federal statutory tax rate utilized was 35% for the periods.

(3) Tax equivalent.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(5) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$147,579	$180,330	$184,608	$337,965	$286,371
Interest-earning deposits in financial institutions	122,439	107,150	111,892	81,705	253,994
Total cash and cash equivalents	270,018	287,480	296,500	419,670	540,365

Securities available-for-sale	3,532,230	3,474,560	3,336,992	3,223,830	3,341,335
Federal Home Loan Bank stock	17,250	22,059	17,901	21,870	19,386
Total investment securities	3,549,480	3,496,619	3,354,893	3,245,700	3,360,721

Loans held for sale	—	175,158	—	—	—

Non-PCI loans and leases	15,693,776	15,536,735	15,526,518	15,412,092	14,686,206
PCI loans	62,509	72,445	96,353	108,445	120,221
Total gross loans and leases held for investment	15,756,285	15,609,180	15,622,871	15,520,537	14,806,427
Deferred fees, net	(65,768)	(65,723)	(66,182)	(64,583)	(63,581)
Total loans and leases held for investment, net of deferred fees	15,690,517	15,543,457	15,556,689	15,455,954	14,742,846
Allowance for loan and lease losses	(159,606)	(145,958)	(161,307)	(157,238)	(147,976)
Total loans and leases held for investment, net	15,530,911	15,397,499	15,395,382	15,298,716	14,594,870

Equipment leased to others under operating leases	233,866	203,212	224,580	229,905	198,931
Premises and equipment, net	28,910	29,108	28,908	38,594	38,977
Foreclosed assets, net	11,630	13,278	12,842	12,976	15,113
Deferred tax asset, net	65,321	70,354	88,765	94,112	27,073
Goodwill	2,173,949	2,173,949	2,173,949	2,173,949	2,173,949
Core deposit and customer relationship intangibles, net	27,188	30,237	33,302	36,366	39,542
Other assets	351,659	369,983	318,133	319,779	325,750
Total assets	$22,242,932	$22,246,877	$21,927,254	$21,869,767	$21,315,291

LIABILITIES:
Noninterest-bearing deposits	$6,911,874	$6,701,039	$6,789,808	$6,659,016	$6,521,946
Interest-bearing deposits	9,861,371	10,173,938	9,541,200	9,211,595	9,123,722
Total deposits	16,773,245	16,874,977	16,331,008	15,870,611	15,645,668
Borrowings	250,399	217,454	460,609	905,812	541,011
Subordinated debentures	448,126	445,743	442,516	440,744	441,112
Accrued interest payable and other liabilities	160,494	148,798	185,015	173,545	144,905
Total liabilities	17,632,264	17,686,972	17,419,148	17,390,712	16,772,696
STOCKHOLDERS’ EQUITY (1)	4,610,668	4,559,905	4,508,106	4,479,055	4,542,595
Total liabilities and stockholders’ equity	$22,242,932	$22,246,877	$21,927,254	$21,869,767	$21,315,291

Book value per share	$37.96	$37.55	$37.13	$36.93	$37.29
Tangible book value per share (2)	$19.84	$19.40	$18.95	$18.71	$19.12
Shares outstanding	121,449,794	121,448,321	121,408,133	121,283,669	121,817,524

(1) Includes net unrealized gain on securities available-for-sale, net	$33,613	$29,729	$12,718	$5,982	$72,073
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$235,666	$234,618	$224,178	$238,223	$225,370
Investment securities	24,762	24,689	23,039	23,403	22,187
Deposits in financial institutions	538	237	192	147	298
Total interest income	260,966	259,544	247,409	261,773	247,855

Interest expense:
Deposits	13,071	10,205	8,377	7,369	7,247
Borrowings	188	1,066	1,018	631	695
Subordinated debentures	6,017	5,800	5,562	5,468	5,278
Total interest expense	19,276	17,071	14,957	13,468	13,220

Net interest income	241,690	242,473	232,452	248,305	234,635
Provision for credit losses	15,119	11,499	24,728	23,215	8,471
Net interest income after provision for credit losses	226,571	230,974	207,724	225,090	226,164

Noninterest income:
Service charges on deposit accounts	3,465	3,510	3,758	3,557	3,488
Other commissions and fees	9,944	10,583	10,390	12,036	12,528
Leased equipment income	8,332	11,635	9,475	8,614	8,538
Gain on sale of loans and leases	2,848	649	712	119	157
Gain (loss) on sale of securities	1,236	1,651	(99)	515	382
FDIC loss sharing expense, net	—	—	—	—	—
Other income	5,557	7,254	10,878	4,054	1,827
Total noninterest income	31,382	35,282	35,114	28,895	26,920

Noninterest expense:
Compensation	64,413	65,288	64,880	66,013	62,661
Occupancy	12,729	11,811	11,608	12,076	12,010
Data processing	6,459	6,337	7,015	6,574	6,234
Other professional services	4,213	3,976	3,378	4,880	4,625
Insurance and assessments	4,702	4,856	4,791	4,124	4,324
Intangible asset amortization	3,049	3,065	3,064	3,176	4,224
Leased equipment depreciation	4,862	5,232	5,625	5,291	5,298
Foreclosed assets expense (income), net	2,191	(157)	143	2,693	(248)
Acquisition, integration and reorganization costs	1,450	1,700	500	—	—
Loan expense	3,421	3,884	3,387	3,140	1,931
Other expense	11,053	11,715	12,153	10,655	9,651
Total noninterest expense	118,542	117,707	116,544	118,622	110,710

Earnings before income taxes	139,411	148,549	126,294	135,363	142,374
Income tax expense	(37,945)	(54,902)	(47,626)	(49,716)	(48,479)
Net earnings	$101,466	$93,647	$78,668	$85,647	$93,895

Basic and diluted earnings per share	$0.84	$0.77	$0.65	$0.71	$0.77

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.82%	1.71%	1.47%	1.59%	1.77%
Return on average equity (1)	8.77%	8.26%	7.08%	7.57%	8.24%
Return on average tangible equity (1)(2)	16.85%	16.06%	13.90%	14.88%	16.15%

Yield on average loans and leases (1)	6.01%	6.07%	5.94%	6.31%	6.17%
Yield on average interest-earning assets (1)(3)	5.48%	5.57%	5.48%	5.76%	5.55%
Cost of average total deposits (1)	0.31%	0.25%	0.21%	0.19%	0.19%
Cost of average time deposits (1)	0.62%	0.55%	0.45%	0.40%	0.45%
Cost of average interest-bearing liabilities (1)	0.73%	0.65%	0.59%	0.52%	0.52%
Cost of average funding sources (1)	0.44%	0.40%	0.36%	0.32%	0.32%
Net interest spread (1)(3)	4.75%	4.92%	4.89%	5.24%	5.03%
Net interest margin (1)(3)	5.08%	5.21%	5.16%	5.47%	5.26%

Efficiency ratio	40.4%	40.3%	41.4%	40.1%	40.1%
Noninterest expense as a percentage of average assets (1)	2.15%	2.15%	2.18%	2.20%	2.09%

Average Balances:
Loans and leases, net of deferred fees	$15,575,030	$15,497,921	$15,297,044	$15,008,268	$14,534,951
Interest-earning assets	19,257,441	19,030,793	18,655,243	18,413,189	18,111,585
Total assets	22,137,874	21,936,602	21,645,534	21,427,950	21,072,053
Noninterest-bearing deposits	6,858,816	6,646,349	6,595,346	6,496,221	6,274,294
Interest-bearing deposits	10,024,554	9,692,352	9,330,235	9,327,080	9,107,305
Total deposits	16,883,370	16,338,701	15,925,581	15,823,301	15,381,599
Borrowings and subordinated debentures	508,083	901,530	1,038,424	946,474	1,023,952
Interest-bearing liabilities	10,532,637	10,593,882	10,368,659	10,273,554	10,131,257
Funding sources	17,391,453	17,240,231	16,964,005	16,769,775	16,405,551
Stockholders’ equity	4,592,489	4,545,276	4,503,675	4,501,948	4,530,701

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases held for investment	1.11%	1.02%	1.08%	1.05%	1.05%
Allowance for credit losses to nonaccrual loans and leases held for investment	110.1%	92.2%	96.9%	94.5%	90.1%
Nonaccrual loans and leases held for investment to loans and leases held for investment	1.00%	1.11%	1.11%	1.11%	1.16%
Nonperforming assets to loans and leases held for investment and foreclosed assets	1.08%	1.20%	1.20%	1.19%	1.27%
Nonperforming assets to total assets	0.76%	0.84%	0.85%	0.84%	0.87%
Trailing twelve month net charge-offs to average loans and leases held for investment	0.35%	0.37%	0.24%	0.15%	0.04%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	12.02%	11.90%	11.87%	11.91%	12.13%
Common equity tier 1 capital ratio (1)	12.52%	12.28%	12.31%	12.31%	12.83%
Tier 1 capital ratio (1)	12.52%	12.28%	12.31%	12.31%	12.83%
Total capital ratio (1)	15.74%	15.42%	15.56%	15.56%	16.18%
Risk-weighted assets (1)	$19,086,798	$19,084,823	$18,732,723	$18,568,622	$17,713,506

Equity to assets ratio	20.73%	20.50%	20.56%	20.48%	21.31%
Tangible common equity ratio (2)	12.02%	11.75%	11.67%	11.54%	12.19%
Book value per share	$37.96	$37.55	$37.13	$36.93	$37.29
Tangible book value per share (2)	$19.84	$19.40	$18.95	$18.71	$19.12

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	11.46%	11.41%	11.36%	11.40%	11.54%
Common equity tier 1 capital ratio (1)	11.95%	11.79%	11.79%	11.78%	12.21%
Tier 1 capital ratio (1)	11.95%	11.79%	11.79%	11.78%	12.21%
Total capital ratio (1)	12.89%	12.66%	12.74%	12.72%	13.15%

Equity to assets ratio	20.22%	20.07%	20.11%	20.02%	20.77%
Tangible common equity ratio (2)	11.45%	11.27%	11.16%	11.02%	11.56%

(1) Capital information for September 30, 2017 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The reconciliations for the following GAAP financial measures to the non-GAAP financial measures are presented below: (1) return on average equity to return on average tangible equity, (2) equity to assets ratio to tangible common equity ratio, and (3) book value per share to tangible book value per share.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Return on Average Tangible Equity	2017	2017	2016	2017	2016
	(Dollars in thousands)
Net earnings	$101,466	$93,647	$93,895	$273,781	$266,519
Average stockholders’ equity	$4,592,489	$4,545,276	$4,530,701	$4,547,472	$4,484,468
Less: Average intangible assets	2,202,922	2,205,814	2,217,564	2,205,927	2,222,346
Average tangible common equity	$2,389,567	$2,339,462	$2,313,137	$2,341,545	$2,262,122

Return on average equity (1)	8.77%	8.26%	8.24%	8.05%	7.94%
Return on average tangible equity (2)	16.85%	16.06%	16.15%	15.63%	15.74%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

Tangible Common Equity Ratio/	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Book Value Per Share	2017	2017	2017	2016	2016
	(Dollars in thousands, except per share data)
PacWest Bancorp Consolidated:
Stockholders’ equity	$4,610,668	$4,559,905	$4,508,106	$4,479,055	$4,542,595
Less: Intangible assets	2,201,137	2,204,186	2,207,251	2,210,315	2,213,491
Tangible common equity	$2,409,531	$2,355,719	$2,300,855	$2,268,740	$2,329,104

Total assets	$22,242,932	$22,246,877	$21,927,254	$21,869,767	$21,315,291
Less: Intangible assets	2,201,137	2,204,186	2,207,251	2,210,315	2,213,491
Tangible assets	$20,041,795	$20,042,691	$19,720,003	$19,659,452	$19,101,800

Equity to assets ratio	20.73%	20.50%	20.56%	20.48%	21.31%
Tangible common equity ratio (1)	12.02%	11.75%	11.67%	11.54%	12.19%

Book value per share	$37.96	$37.55	$37.13	$36.93	$37.29
Tangible book value per share (2)	$19.84	$19.40	$18.95	$18.71	$19.12
Shares outstanding	121,449,794	121,448,321	121,408,133	121,283,669	121,817,524

Pacific Western Bank:
Stockholder’s equity	$4,494,876	$4,460,911	$4,405,770	$4,374,478	$4,416,623
Less: Intangible assets	2,201,137	2,204,186	2,207,251	2,210,315	2,213,491
Tangible common equity	$2,293,739	$2,256,725	$2,198,519	$2,164,163	$2,203,132

Total assets	$22,225,420	$22,223,320	$21,910,720	$21,848,644	$21,266,705
Less: Intangible assets	2,201,137	2,204,186	2,207,251	2,210,315	2,213,491
Tangible assets	$20,024,283	$20,019,134	$19,703,469	$19,638,329	$19,053,214

Equity to assets ratio	20.22%	20.07%	20.11%	20.02%	20.77%
Tangible common equity ratio (1)	11.45%	11.27%	11.16%	11.02%	11.56%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.